UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23-661	38-3317208

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Amended and Restated Bylaws
Form of Stock Option Agreement (Director Version)
Form of Stock Option Agreement (Employee Version)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 17, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Rockwell Medical Technologies, Inc. (the “Company”), approved a grant of nonqualified stock options to purchase common stock under the Company’s 2007 Long Term Incentive Plan (the “Plan”) for the members of the Board of Directors and the executive officers as follows:

Name	Options Granted
Robert L. Chioini, Chairman, President, Chief Executive Officer and a Director	325,000

Thomas E. Klema, Vice President, Chief Financial Officer, Treasurer, Secretary	175,000

Ronald D. Boyd, Director	50,000

Kenneth L. Holt, Director	50,000

Patrick J. Bagley, Director	50,000
     Each of the stock options granted has an exercise price of $6.50 per share (the closing price of the Company’s common stock on December 17, 2007). The number of options and the exercise price are subject to adjustment by the Committee in accordance with the Plan if certain extraordinary events occur. So long as the director or executive officer continues to serve the Company, the options become exercisable as follows: (i) 33% of the options on and after the first anniversary of the grant date; (ii) 67% of the options on and after the second anniversary of the grant date; and (iii) 100% of the options on and after the third anniversary of the grant date. The options become immediately exercisable in full (i) if the director or officer terminates service due to his death or disability, or (ii) immediately prior to a change in control (as defined in the Plan). The option holder’s rights upon a change in control are subject to the Company’s right under the Plan to cash out the options or to declare that the options are not immediately exercisable where a successor has assumed the options.
     The options expire ten years from the date of grant. If, prior to the date when an option first becomes exercisable, the holder’s service to the Company as a director or employee terminates for any reason other than death or disability, the holder’s right to exercise the option terminates. If, on or after the date when an option first becomes exercisable, the holder’s service to the Company as a director or employee terminates for any reason other than death or disability, the holder has the right, within three months after termination, to exercise the option to the extent that it was exercisable and unexercised on the date of termination, subject to any other limitation on exercise then in effect. If the holder’s service to the Company as a director or employee terminates due to death or disability before the tenth anniversary of the grant date, the holder or the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution shall have the right within the specified exercise period to exercise the option to the extent that it was exercisable and unexercised on the holder’s date of death or disability, subject to any other limitation on exercise in effect on the date of exercise. The Committee has the right to accelerate exercisability or extend the exercisability of the option, but not beyond its ten year term.
     The foregoing summary of terms of the stock options granted is subject to, and qualified in their entirety by, the form of Stock Option Agreement (Director Version) and form of Stock Option Agreement (Employee Version), attached to this Current Report on Form 8-K as Exhibits 10.22 and 10.23, respectively, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 17, 2007, the Board of Directors of the Company adopted certain amendments to the Company’s Bylaws (the “Bylaw Amendment”), effective immediately, to allow for the registration, issuance and transfer of the Company’s stock without the issuance of physical stock certificates as permitted by applicable Michigan corporate law. The Bylaw Amendment amends Section 6.01 of the Bylaws and amends and restates in its entirety Section 6.03 of the Bylaws. Prior to the Bylaw Amendment, the Company’s Bylaws did not address the registration, issuance or transfer of uncertificated shares. The Bylaw Amendment was adopted in order to make the Company eligible to participate in a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, as required by new NASDAQ listing standards.
     The foregoing summary of the Bylaw Amendment is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Rockwell Medical Technologies, Inc.

Exhibit 10.22	Form of Stock Option Agreement (Director Version)

Exhibit 10.23	Form of Stock Option Agreement (Employee Version)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: December 20, 2007	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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